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Exhibit 10.1

        LOAN AGREEMENT
for CDN 20.513.900,00

between

MEC Holdings (Canada) Inc.
as Borrower

Bank Austria Creditanstalt AG
as Lender

Vienna, as of April 5, 2005

THIS LOAN AGREEMENT (the "Agreement"), dated as of the April 5, 2005, is made by and between:

(1)
MEC Holdings (Canada) Inc.    a corporation incorporated and existing under the laws of the Province of Ontario, Canada, with its registered head office at 337 Magna Drive, Aurora, Ontario, Canada (hereinafter, the "Borrower");

and

(2)
BANK AUSTRIA CREDITANSTALT AG a bank organised and existing under the laws of Austria, with its registered seat in Austria, Vordere Zollamtsstrasse 13, 1030 Vienna, entered into the commercial register maintained by the Handelsgericht Wien, under the number FN 150714 p (hereinafter the "Lender").

The Borrower and the Lender hereinafter will be collectively referred to as the "Parties".

NOW, THEREFORE the Parties hereby agree as follows:

1.     DEFINITIONS AND INTERPRETATIONS

1.1   Definitions

        In this Agreement unless the context otherwise requires the following expressions shall have the following meanings:

"Acknowledgement Notice"	means a notice of the Obligor to the Lender send in accordance with Clause 8.2 (Acknowledgement by the Obligor) in respect of the payment of all Annual Fees in the form of Annex 4.
"Advance"	means an amount drawn down under the Facility in accordance with Clause 3 (Drawdown).
"Annex"	means an annex to this Agreement the terms of which shall be deemed to be incorporated into this Agreement and form a part thereof.
"Annual Fee"	means the payment of CDN 5,000,000 payable to the Borrower by the Obligor in advance on or before the third Business day in each of the Relevant Years as specified in article 4 (a) of the Contract.
"Availability Period"	means the period beginning on the date hereof and ending on April 30, 2005 during which the Advance may be drawn down under the Facility.

"Business Day"	means a day on which banks are open for business in Vienna and Toronto.
"CDN"	means the lawful currency of Canada.
"Clause"	means a clause under this Agreement.
"Contract"	means the Preferred Access Agreement between Obligor and Borrower dated November 1, 2004 as may be amended from time to time.
"Drawdown Date"	means the date on which a respective Advance is made under the Facility.
"Drawdown Notice"	means a request from the Borrower in accordance with Clause 3.1 in respect of the disbursement under the Facility in the form of Annex 1.
"Early Expiry of the Contract"	means any expiry of the Contract before the Annual Fee for 2014 has been paid, including without limitation an expiry of the Contract as a result of:

(a)	the withdrawal from the Contract of any of its parties; or
(b)
any termination of the Contract but including without limitation termination caused by the damage of the Sport Facilities, the sale of the Sport Facilities by the Borrower to the Obligor or any other party or by non-performance or improper performance of the Contract by the Borrower.

"Encumbrance"
means any guarantee, mortgage, pledge, lien, charge, assignment, hypothecation, conventional privilege, security interest, title retention, preferential right, blocking account or trust arrangement or any other security agreement or kind of arrangement having the effect of conferring security.
"Event of Default"	means any circumstances described as such in Clause 15.
"Facility"	means the amount specified in Clause 2.1 under which Advances may be drawn down during the Availability Period.
"Financial Indebtedness"	means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent.

"Hedge Costs"
means the actual transaction costs incurred by the Lender that are associated with a swap agreement entered into by the Lender reflecting the same nominal amount and the same cashflow structure of the Loan.
"Loan"	the aggregate principal amount of the amounts advanced to the Borrower under the Facility and for the time being outstanding.
"Obligor"	means Magna International Inc., a corporation incorporated and existing under the laws of the Province of Ontario, Canada, with its registered head office at 337 Magna Drive, Aurora, Ontario, Canada.
"Payment Account"	means the Lender's account at Royal Bank of Canada, Toronto
SWIFT ROYCCAT2, Account Nr. 095912091510
under "Ref. 8109/Loan MEC/2009-2014"
in favour of Bank Austria Creditanstalt AG
SWIFT BKAUATWW
or any other account as the Lender may designate from time to time.
"Permitted Encumbrances"	means the Encumbrances listed in Annex 3.
"Potential Event of Default"	means any event which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default.
"Receivables"
means payment claims of the Borrower against the Obligor for the Relevant Years arising under the Contract as compensation for the Rights of Access as specified in article 4 (a) of the Contract. The Receivables consists of 6 (six) equal payments of the Annual Fee. The aggregate nominal amount of the Receivables is CDN 30,000,000.
For the avoidance of doubt, the following payment obligations of the Obligor shall not form part of the Receivables:

(a)	any applicable taxes on the Annual Fees, as provided in article 4 (a) of the Contract;
(b)	any expenses as provided in article 4 (b) of the Contract; and
(c)	any taxes, licence, fees, rates, duties, assessments and other fees as provided in article 4 (c) of the Contract;

and nothing in these Agreement is intended to limit the Obligor's obligations to pay such taxes on the Annual Fees, expenses, other taxes, licence, fees, rates, duties, assessments and other fees to the Borrower and/or to the respective tax authorities, as applicable.
"Reduction of Annual Fee"	means any reduction of the Annual Fee to be paid by the Obligor under the Contract in the Relevant Years including without limitation:

(a)	the reduction made by the Obligor as a result of non-performance or improper performance of the Contract by the Borrower,
(b)	the reduction as a result of any set-off the Obligor's receivable towards to the Borrower against the Receivables made by any reason by the Obligor.

"Relevant Years"	means 2009, 2010, 2011, 2012, 2013 and 2014 calendar years.
"Repayment Dates"	means the third Business Day in every Relevant Year.
"Right of Access"	means the rights of access to use the Sport Facilities in the way described in the Contract.
"Sport Facilities"	means the sport facilities owned by the Borrower as defined and described in article 1(a) of the Contract.
"Taxes"
includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly.

1.2   Interpretations

        In this Agreement:

  (a)
  unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting persons include corporations, partnerships and other legal persons and references to a person includes its successors and permitted assigns;

  (b)
  a reference to a specified Clause or Annex shall be construed as a reference to that specified Clause or Annex of this Agreement;

  (c)
  references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Lender;

  (d)
  the headings are inserted for convenience of reference only and shall not affect the interpretation of this agreement;

  (e)
  references to "law" include references to any applicable common or customary law and any treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgement, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction.

2.     FACILITY

2.1   Facility

        The Lender grants to the Borrower, upon and subject to the terms and conditions of this Agreement, a Facility in an aggregate amount of CDN 20.513.900,00 (CDN twenty million five hundred thirteen thousand nine hundred).

2.2   Purpose

        The Borrower shall apply the Facility made to it under this Agreement towards the financing of its general funding requirements and the Lender is not bound to monitor or verify the utilisation of a Facility and will not be responsible for, or for the consequences of, such utilisation.

3.     DRAWDOWN

3.1   Drawdown Notice

        The Facility may be drawn down by the Borrower in CDN, by delivering to the Lender a duly completed and irrevocable Drawdown Notice not later than on the second Business Day (but not later than 10.00 a.m. Vienna time) prior to the Drawdown Date PROVIDED ALWAYS that:

  (a)
  the Drawdown Date is a Business Day which falls within the Availability Period;

  (b)
  the Facility shall be drawn down in full by one single Advance;

  (c)
  no Event of Default nor Potential Event of Default has occurred and is continuing and the representations set out in Clause 13 are true and correct in all material respects.

3.2   Conditions Precedent

        A Drawdown Notice may not be given until the Lender has notified the Borrower that it has received (or has waived the requirement to receive) all of the documents and evidence set out in Annex 2 (Conditions precedent documents). All such documents and evidence shall be in form and substance satisfactory to the Lender, shall be delivered in English or German or accompanied by a certified English or German translation.

3.3   Payment by the Lender

        The money drawn under the Advance shall be transferred by the Lender by SWIFT to the account of the Borrower, at The Bank of Nova Scotia, Account No. 77842-00857-15 (bankcode77842) and shall be made available to the Borrower for value not later than 9.30 a.m. (Vienna time) on the respective Drawdown Date.

3.4   Cancellation

        Any amounts not drawn down within the Availability Period shall be cancelled on the last day of the Availability Period.

4.     INTEREST

4.1   Interest Rate

        The Borrower shall pay interest on the Loan at the fixed interest rate of 6,359 (six point three five nine) percent per annum.

4.2   Payment of Interest

        Interest shall be accrued on the basis of the actual number of days elapsed and a year of 360 days and shall be paid by the Borrower to the Lender in the same currency as the Loan in advance on the Repayment Dates in accordance with Clause 5.

4.3   Default Interest

        If the Borrower fails to pay any sum on its due date for payment under this Agreement the Borrower shall pay interest on such sum from the due date up to the date of actual payment at a rate of (i) 2 (two) per cent per annum, and (ii) the interest rate accrued in accordance with Clause 4.1. Such interest shall be due and payable on the last day of each period as determined by the Lender.

4.4   Interest Act

        For the purposes of the Interest Act (Canada) and disclosure under such act, whenever interest to be paid under this Agreement is to be calculated on the basis of a year of 365 or 366 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 365 or 366 or such other period of time, as the case may be.

5.     REPAYMENT

5.1   Repayment

        The Loan outstanding at the end of the Availability Period shall be repayable by the Borrower together with the interest (as calculated in accordance with Clause 4.1 (Interest Rate)) on the Repayment Dates on a straight line basis in six equal instalments, provided that each such instalment (covering the repayment of principal plus payment of interest) shall be in the amount of CDN 5,000,000.00. All payments received by the Lender from the Borrower shall first be applied towards payment of outstanding accrued interest on the Loan and then towards repayment of principal outstanding under the Loan.

5.2   Allowance of Obligor Payments

        The Lender shall apply any amount received by it directly from the Obligor on the account of the Receivables in accordance with Clauses 8.1 (Notice of Assignment) and 8.2 (Acknowledgement by the Obligor) towards the repayment obligations of the Borrower under Clause 5.1 (Repayment).

5.3   Repayment by the Borrower

        If the amount received by the Lender directly from the Obligor on the account of the Receivables in accordance with Clauses 8.1 (Notice of Assignment) and 8.2 (Acknowledgement by the Obligor) is less than CDN 5,000,000.00 (plus any other amounts payable under this Agreement on the relevant Repayment Dates, including without limitation Taxes under Clause 9.4 (Taxes)), the Borrower shall promptly pay the respective difference to the Lender.

6.     VOLUNTARY PREPAYMENT

6.1   Notification of the Voluntary Prepayment

        The Borrower may at any time, acting in its free discretion and without penalty on the part of the Borrower, by giving not less than 5 Business Days prior irrevocable notice to the Lender, inform the Lender that it wishes to prepay the total amount of the outstanding Loan at that time or a part thereof together with (i) the interest which would have been payable had a prepayment not occurred (such outstanding Loan with interest thereafter the "Prepaid Amount") before due date of such Loan and together with (ii) the Hedge Costs and shall propose the new date of such prepayment. The Borrower shall not be entitled to draw any amounts prepaid.

6.2   Calculation of the Voluntary Prepayment

        The Prepaid Amount shall be discounted by the interest calculated at the interest rate which the Lender could earn by placing the Prepaid Amount on deposit with a leading bank in the relevant Interbank Market for a period starting on the Business Day following the actual date the Prepaid Amount is credited to the Payment Account and ending on the date on which the discounted Prepaid Amount would have been payable had a prepayment not occurred.

7.     OFFER TO PREPAY

7.1   Early Expiry of the Contract

  (a)
  In the event of an Early Expiry of the Contract, the Lender shall provide the Borrower with information on the amount of payments received from the Obligor before the date of the Early Expiry of the Contract (the "Payments Received").

  (b)
  Within 14 days from the date of Early Expiry of the Contract, the Borrower shall offer to reimburse the Lender with, and upon acceptance by the Lender shall reimburse the Lender:

  (i)
  any difference between the total amount of Loan outstanding at the end of the Availability Period together with the interest which would have been payable had an Early Expiry of the Contract not occurred and the Payments Received (the "Difference"), and

  (ii)
  any interest which accrues on the Difference calculated at the interest rate that the Lender could earn by placing the Difference (separately for each Annual Fee originally payable under the Contract) on deposit with a leading bank in the relevant Interbank Market for the period starting on the date of the actual payment of such Difference up to the date on which the respective Annual Fee would have been payable had the Early Expiry of the Contract not occurred; and

  (iii)
  the Hedge Costs.

  (c)
  With respect to the offer to reimburse referred to in Subsection (b) above, the Lender shall have the option to accept all or a portion of such offer for a period of 14 days from the date of receipt thereof by the Lender and such offer shall thereafter expire.

7.2   Reduction of Annual Fee

  (a)
  In the event of the Reduction of Annual Fee paid to the Lender by the Obligor, the Lender shall provide the Borrower with information on the amount of payments received from the Obligor before the date of the Reduction of the Annual Fee (the "Pre-Reduced Payments Received").

  (b)
  Within 14 days from the date of the Reduction of Annual Fee, the Borrower shall offer to reimburse the Lender with, and upon acceptance by the Lender shall reimburse the Lender:

    (i)
    the difference between the total amount of Loan outstanding at the end of the Availability Period together with the interest which would have been payable had the Reduction of the Annual Fee not occurred, less the Pre-Reduced Payments Received (the "Reduced Difference"), and

    (ii)
    the interest which accrues on the Reduced Difference calculated at the interest rate which the Lender could earn by placing the Reduced Difference (separately for each Annual Fee originally payable under the Contract) on deposit with a leading lender in the relevant Interbank Market for the period starting on the date of the actual payment of such Reduced Difference up to the date on which the respective Annual Fee would have been payable had the Reduction of Annual Fee not occurred, and

    (iii)
    the Hedge Costs.

  (c)
  With respect to the offer to reimburse referred to in Subsection (b) above, the Lender shall have the option to accept all or a portion of such offer for a period of 14 days from the date of receipt thereof by the Lender and such offer shall thereafter expire.

8.     PAYMENTS BY THE OBLIGOR

8.1   Notice of Assignment

        Simultaneously with the execution of this Agreement, the Borrower undertakes to execute and deliver to the Obligor a notice of assignment made under Clause 12.1 (Assignment) of this Agreement in favour of the Lender whereby the Borrower shall irrevocably direct the Obligor to make payment of all Annual Fees in respect to the Relevant Years to the Payment Account.

8.2   Acknowledgement by the Obligor

        The Borrower shall request the Obligor to provide the Lender with the Notice of Acknowledgement, whereby the Obligor shall irrevocably undertake and agree to pay all Annual Fees in respect to the Relevant Years in CDN, in full, and free and clear of any deductions or withholdings by not later than 11 a.m. (local time in the place of payment) on the respective Repayment Dates to the Payment Account or such account as the Lender may have notified to the Obligor in writing; provided however, that the Obligor shall be entitled to set-off, counterclaim for, retain, restrict, reserve, withhold and/or deduct any amounts attributable to the non-performance, improper performance or default by Borrower under the terms of the Contract.

8.3   Transfer to the Payment Account

        If the Obligor makes any payment of the Annual Fees in respect to the Relevant Years (or any other payment of any other amount payable by the Obligor to the Lender under this Agreement) not to the Payment Account but to any account of the Borrower, then:

  (a)
  the Borrower hereby irrevocably and unconditionally guarantees to the Lender to transfer promptly (on the first written demand of the Lender) without any compensation and retention to the Payment Account any such payments (including without limitation the payments in form of bills of exchange, cheques, rights and claims having the character of payment and claims against banks resulting from crediting any account); and

  (b)
  until a transfer as provided in (a) above is effective, the Borrower shall hold any payments in respect to the Receivables received by it as trustee of the Lender. The Borrower shall administer and collect such assets for the Lender in accordance with Lender's instructions. The Borrower shall act as a trustee without any costs for the Lender.

9.     PAYMENTS AND ACCOUNTS

9.1   No Set-off

        Subject to Clause 8.2 (Acknowledgement by the Obligor), all payments to be made to the Lender under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings.

9.2   Funds and Place

        Notwithstanding Clause 8.2 (Acknowledgement by the Obligor), all payments to be made to the Lender under this Agreement shall be made in CDN not later than 11 a.m. (local time in the place of payment) on the due date on such account as notified by the Lender, provided however that amounts payable in respect of costs, expenses and taxes and the like shall be made in the currency in which they are incurred.

9.3   Non Business Day

        When any payment would otherwise be due under this Agreement on a day which is not a Business Day, the due date for payment shall be extended to the next following Business Day unless such Business Day falls in the next calendar month in which case payment shall be made on the immediately preceding Business Day.

9.4   Taxes

        If at any time any applicable law, regulation or regulatory requirement or any governmental authority, monetary agency or central bank requires the Borrower to make any deduction or withholding in respect of Taxes from any payment due hereunder for the account of the Lender (excluding taxes measured by or imposed upon the overall net income of the Lender, or any branch or affiliate thereof, and all franchise Taxes, branch Taxes, Taxes on doing business or Taxes on the overall capital or net worth of the Lender, or any branch or affiliate thereof) the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify the Lender against any losses or costs incurred by it by reason of any failure to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall promptly deliver to the Lender any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

9.5   Lender as the Tax Resident in Austria

        The Lender represents and warrants that for the purposes of the double taxation agreement between Canada and Austria it is the beneficial owner of any and all interest or deemed interest paid or payable to it under this Agreement and that it is incorporated under the laws of Austria and liable to taxation in Austria by virtue of being resident in Austria.

9.6   Tax Credit

        If the Borrower makes any additional payment to or on behalf of the Lender pursuant to the Clause 9.4 (Taxes) and the Lender determines that (i) a Tax Credit is attributable to such additional Payment; and (ii) the Lender has obtained, utilised and retained that Tax Credit as determined on an affiliated group basis, the Lender shall, within a reasonable time after it receives Tax Credit, reimburse the Borrower the amount of any such Tax Credit. In this Clause 9.6 (Tax Credit) "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

9.7   Partial Payment

        In the case of a partial payment, the Lender may appropriate such payment towards such obligation of the Borrower under this transaction as the Lender may decide. Any such appropriation shall override any appropriation made by the Borrower.

10.   MANAGEMENT FEE

        The Borrower shall pay to the Lender a management fee in the amount of CDN 45,000.00 (forty five thousand), payable within 5 Business Days from the date of this Agreement, whereby the Lender shall be authorized to directly deduct the amount of such management fee from the Advance to be disbursed to the Borrower, if earlier.

11.   CHANGED CIRCUMSTANCES

11.1 Illegality

        If any change in any applicable law or regulation or regulatory requirement or in the interpretation thereof by any appropriate authority shall make it unlawful for the Lender to advance or maintain any sums hereunder or otherwise to perform its obligations under this Agreement, the Lender and Borrower shall enter into negotiations in good faith with a view to agreeing on terms for making the Facility available under another jurisdiction or for converting it into a facility expressed in some other currency or (as the case may be) for restructuring the Facility on a basis which is not unlawful. If no agreement is reached within 30 days, the Lender giving notice to the Borrower and the Obligor shall require the Borrower to prepay to the Lender within 5 days, the Facility outstanding together with accrued interest and all other sums payable hereunder and the Facility shall be cancelled.

11.2 Increased Costs

        If the result of any change in, or the introduction of, any law, regulation or regulatory requirement or any change in the interpretation or application thereof or compliance by the Lender with any direction, request or requirement (whether or not having the force of law) of any central bank, monetary, regulatory or other authority (including, in each case, without limitation, those relating to Taxation, capital adequacy, liquidity, reserve assets and special deposits) is to:

  (a)
  subject the Lender to Taxes or change the basis of Taxation of the Lender with respect to any payment under this Agreement (other than Taxes or Taxation on the overall net income or profits of the Lender imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

  (b)
  increase the cost to, or impose an additional cost on, the Lender in making or keeping its obligations hereunder; and/or

  (c)
  reduce the amount payable or the effective return to the Lender under this Agreement; and/or

  (d)
  reduce any Lender's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to its obligations under this Agreement; and/or

  (e)
  require the Lender to make a payment or forgo a return on or calculated by reference to any amount received or receivable by it under this Agreement,

        then and in each such case:

  (i)
  the Lender shall notify the Borrower and Obligor in writing of such event promptly upon its becoming aware of the same; and

  (ii)
  the Borrower shall on demand pay to the Lender the amount which the Lender specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which the Lender regards as confidential in relation to its funding arrangements) is required to compensate the Lender for such increased cost, reduction, payment or forgone return.

        For the purpose of this Clause 11.2 the Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class thereof) on such basis as it considers appropriate.

12.   SECURITY

12.1 Assignment

        As a security for all payment obligations (principal, interest, fees and all other amounts) of the Borrower under and in accordance with this Agreement, the Borrower herewith assigns to the Lender for security purposes all of its present and future rights, claims, interest and benefits in respect to the Receivables (together with the ancillary rights and the security, if any) and the Lender accepts the assignment made hereunder.

12.2 Recording of Assignment

        Promptly after the date of this Agreement the Borrower shall ensure that its financial statements and shall procure that its parent company's financial statements indicate that the Borrower has assigned the Receivables (together with the ancillary rights and the security, if any) to the Bank. The Borrower shall register its financing statement in the Personal Property Security Registration System of the Province of Ontario for a period of 12 years and provide the Bank with copy of the verification statement evidencing such registration.

12.3 Additional security

        The assignment hereby made shall be in addition to and is not in any way prejudiced by any other form of the Encumbrance now or subsequently held by the Lender in respect of the Borrower's obligations under this Agreement.

12.4 Continuing security

        The assignment constituted by this Agreement shall be continuing and will extend to the ultimate balance of the secured obligations, regardless of any intermediate payment or discharge in whole or in part.

12.5 Further Assurances

        The Borrower undertakes to:

  (a)
  assist the Lender (without receiving any fees or cost reimbursement therefore) at Lender's request in any judicial or other action for the enforcement of, or the preservation of any rights in respect of, the Receivables and the security and ancillary rights thereto, if any;

  (b)
  enter into any additional agreements and documents as the Lender may require to enable it to exercise its rights under this Agreement.

13.   REPRESENTATIONS AND WARRANTIES

13.1 Representations and Warranties of the Borrower

        The Borrower represents and warrants to the Lender that:

  (a)
  the Borrower is duly incorporated and validly existing under the laws of the Province of Ontario, Canada and has power to carry on its respective business as it is now being conducted and to own its respective property and other assets; and

  (b)
  the Borrower has the power to execute, deliver and perform its obligations under this Agreement, the Contract and any other documents connected with the performance of this Agreement and the Contract; all necessary action has been taken by Borrower to authorise the execution, delivery and performance of this Agreement, the Contract and any other documents connected with the performance of this Agreement and the Contract; and no limitation on the Borrower's powers will be exceeded as a result of transactions under this Agreement, the Contract or any other documents connected with the performance of this Agreement and the Contract; and

  (c)
  this Agreement constitutes Borrower's valid and legally binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganisation, moratorium, and similar laws affecting legal entities' rights generally, and to general equitable principles; and

  (d)
  the execution, delivery and performance of this Agreement and any other documents connected with the performance of this Agreement by the Borrower will not (i) contravene any existing law, regulation or authorisation to which it is subject, (ii) result in any material breach of, or default under, any agreement or other instrument to which it is a party or is subject, or (iii) contravene any provision of Borrower's Articles of Incorporation, By-laws or other constituent documents; and

  (e)
  every material consent for, authorisation of or registration with governmental or public bodies or courts required by Borrower in connection with the execution, delivery performance, validity, enforceability or admissibility in evidence of this Agreement and any other documents connected with the performance of this Agreement has been obtained or made and is in full force and effect and there has been no default by Borrower in the observance of any conditions imposed in connection therewith; and

  (f)
  no Event of Default or potential Event of Default has occurred and none will occur as a result of the exercise of the Borrower's rights or the performance of its obligations under this Agreement; and

  (g)
  there are no actions, proceedings or claims pending or to the best of Borrower's knowledge threatened, the adverse determination of which might have a materially adverse effect on Borrower's ability to perform its obligations under, or affect the validity or enforceability of this Agreement; and

  (h)
  the Borrower has not created or agreed to create any Encumbrance on the whole or any part of its assets which has not been disclosed to the Lender prior to the date of this Agreement to secure any external or long term internal obligation or to secure a guarantee of any external or long term internal obligation. For the purpose hereof, the expression external obligation shall mean any obligation for moneys borrowed from (or reimbursement-obligations to) a bank, a financial institution or other entity incorporated, domiciled or resident outside the country of incorporation, domicile or residence of the Borrower. Long term internal obligation shall mean any obligation of the Borrower for moneys borrowed from (or reimbursement-obligations to) persons or institutions as aforesaid incorporated, domiciled or resident in the country of incorporation, domicile or residence of the Borrower having a final maturity of more than five years; and

  (i)
  any of the documents given to Bank in accordance with Clause 3.2 (Conditions Precedent) of this Agreement is a correct and true copy of the original; and

  (j)
  it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement that it or any other instruments be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in Canada (other than the recording of the assignment as provided in Clause 12.2 of this Agreement) or that any stamp, registration or similar tax or charge be paid on or in relation to this Agreement and this Agreement is in proper form for its enforcement in the courts of Canada; and

  (k)
  the choice by the Borrower of Austrian law to govern this Agreement and the submission by the Borrower to the non-exclusive jurisdiction of the International Arbitral Centre of the Economic Chamber Austria in Vienna are valid and binding; and

  (l)
  neither the Borrower nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement); and

  (m)
  the obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Financial Indebtedness of the Borrower with the exception of any obligations which are mandatory preferred by law and not by contract; and

  (n)
  the Borrower is not (or would not with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof be) in breach of or in default under any agreement relating to Financial Indebtedness to which it is a party or by which it may be bound; and

  (o)
  full disclosure has been made to the Lender prior to the day on which the Lender signs this Agreement of all facts in relation to the Borrower and its business, undertaking, assets and affairs as are material and ought properly to be made known to any person or persons proposing to enter in this Agreement and to enable the Lender to obtain a true and correct view of such business, undertaking, assets and affairs; and

  (p)
  no Taxes are imposed by withholding or otherwise on any payment to be made by the Borrower or by the Obligor under this Agreement or are imposed on or by virtue of the execution or delivery by the Borrower of this Agreement or any document or instrument to be executed or delivered under this Agreement; and

  (q)
  the registered office of the Borrower is the place of its central management operations and, in respect of this Agreement and in respect of its obligations and rights under this Agreement, the Borrower is acting as principal and for its own account and not as an agent or trustee or in any other capacity on behalf of any other party; and

  (r)
  the Contract and all related documents thereto are in full force and effect and constitute legally binding, valid and enforceable obligations of the Borrower and the Obligor; and

  (s)
  the aggregate nominal amount of the Receivables assigned to the Lender in accordance with Clause 12.1 (Assignment) of this Agreement is CDN 30,000,000.00; and

  (t)
  subject to Clause 8.2 (Acknowledgement by the Obligor), the Receivables are free of all liens, objections, set-off, counterclaims and deductions whatsoever; and

  (u)
  the execution, delivery and performance of the Contract and any other documents connected with the performance of the Contract by Borrower will not (i) contravene any existing law, regulation or authorisation to which it is subject, (ii) result in any breach of, or default under, any agreement or other instrument to which it is a party or is subject, or (iii) contravene any provision of its Articles of Incorporation, By-laws or other constituent documents; and

  (v)
  all consents, licenses, permissions and registrations, if any, which are necessary for and/or in connection with the execution, delivery, performance, validity and enforceability of the Contract by Borrower have been obtained and are in full force and effect; and

  (w)
  the Borrower has properly made the Sport Facilities accessible to the Obligor in the way which allows the Obligor to exercise the Right of Access in accordance with the Contract;

  (x)
  the Borrower has legal title to the Sport Facilities and, other than the Contract which the Obligor may record on the title of the Sport Facilities, there is no security interest, mortgage, pledge, nor any other agreement or arrangement having the effect of conferring security, over or in respect of the whole or any part of the Sport Facilities; and

  (y)
  Borrower has no actual knowledge of any circumstances which make the ability of the Obligor to pay questionable or which impair the enforceability of the Receivables; and

  (z)
  the assignment of the Receivables is not prohibited or restricted under the Contract; and

  (aa)
  the Receivables (together with the ancillary rights and the security, if any) assigned to the Bank is a legally valid, binding and enforceable claim against the Obligor and has been validly assigned to the Bank.

13.2 Repetition

        The warranties and representations of Clause 13.1 (Representations and Warranties of the Borrower) are made on the date of this Agreement and shall remain true in all material respects until the Lender has received full repayment of the Loan by reference to the facts and circumstances existing on the respective date they are made.

14.   UNDERTAKINGS AND COVENANTS

        The Borrower undertakes with the Lender that, from the date of this Agreement and so long as the Borrower is obliged to perform its obligations under this Agreement, it shall:

  (a)
  promptly inform the Lender of any occurrence of which it becomes aware which might adversely affect its ability to perform its obligations under this Agreement and of any Event of Default and of any Potential Event of Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Lender, confirm to the Lender in writing that, save as otherwise stated in such confirmation, neither Event of Default nor Potential Event of Default has occurred and is continuing;

  (b)
  obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all its obligations under this Agreement and under the Contract;

  (c)
  ensure that its obligations under this Agreement shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Financial Indebtedness (with the exception of any obligations which are mandatory preferred by law and not by contract);

  (d)
  deliver to the Lender its unaudited financial statements and such other financial information which the Lender reasonably requests from time to time (i) for the 2004 financial year on or before April 30, 2005, and (ii) for all subsequent financial years as soon as the same become available, but in any event within 120 days after the end of each of its financial years;

  (e)
  always keep its assets (including without limitation the Sport Facilities) insured in a sufficient amount against all usual risks;

  (f)
  not create or permit to subsist any Encumbrance on any of its assets. The aforewritten sentence does not apply to Permitted Encumbrances created or permitted to subsist on the assets other than the Sport Facilities;

  (g)
  not dispose of the whole or a substantial part of its assets. This prohibition does not apply to (i) dispositions in the ordinary course of the business on terms which are on reasonable commercial terms having regard to the surrounding circumstances, (ii) dispositions which have been effected or previously agreed to or intended to be done and in respect of which notice has been given to the Lender as of the date of this Agreement and (iii) dispositions effected with the prior written approval of the Lender. For these purposes, a lease is treated as a disposition;

  (h)
  not assign the Contract or sell the Receivables to any person other than the Lender, not encumber the Contract or the Receivables with any Encumbrance, and not transfer them or burden them in any other manner;

  (i)
  not breach any provision of the Contract materially affecting the rights of the Lender to collect the Receivables;

  (j)
  without the explicit prior written consent of the Lender, not agree to any changes of the Contract materially affecting the right of the Lender to collect the Receivables in particular not agree to any amendment of the Contract concerning the payment of the Annual Fee as defined and provided in article 4 (a) of the Contract;

  (k)
  unless the Borrower has paid to the Lender the full amount stipulated in Clause 7.1 (b) (Early Expiry of the Contract), Borrower shall not agree to an Early Expiry of the Contract without the prior written consent of the Lender;

  (l)
  unless the Borrower has paid to the Lender the full amount stipulated in Clause 7.2 (b) (Reduction of Annual Fee), Borrower shall not agree to a Reduction of the Annual Fee without the prior written consent of the Lender;

  (m)
  unless Borrower has paid to the Lender the full amount stipulated in Clause 7.1 (b) (Early Expiry of the Contract), Borrower shall not sell, transfer or otherwise dispose of the Sport Facilities without the prior written consent of the Lender;

  (n)
  without the explicit prior written consent of the Lender, other than the Contract which the Obligor may record on the title of the Sport Facilities, not create, extend or permit to arise or subsist any security interest, mortgage, pledge, or any other agreement or arrangement having the effect of conferring security over or in respect of the whole or any part of the Sport Facilities;

  (o)
  execute, sign and deliver all documents for the fulfilment of the terms and conditions of this Agreement and hand over to the Lender without any delay all necessary documents and to give all necessary information concerning the Receivables under the Contract requested by the Lender;

  (p)
  ensure that each of the representations and warranties given by the Borrower and the Obligor respectively in Clause 13 (Representations and Warranties) of this Agreement will continue to be true and accurate in all material respects until the Lender has received full payment of the Receivables.

15.   EVENTS OF DEFAULT

15.1 Events of Default

        There shall be an Event of Default if:

  (a)
  the Borrower or the Obligor fails to pay any sum due from it under this Agreement (or in case of the Obligor under the Acknowledgement Notice) at the time, in the currency and in the manner stipulated in this Agreement and such failure shall remain unremedied 3 Business Days after the occurrence thereof; provided however it shall not be an Event of Default if the Obligor fails to pay any sum due from it under the Acknowledgement Notice if the Borrower has remedied such failure to pay by making such payment itself with 3 Business Days following such nonpayment; or

  (b)
  the Borrower or the Obligor commits any breach of or omits to observe any of the obligations, undertakings or covenants expressed to be assumed by it under this Agreement (or in case of the Obligor under the Acknowledgement Notice) (other than failure to pay any sum when due) and, in respect of any such breach or omission which in the opinion of the Lender is capable of remedy, such action as the Lender may require shall not have been taken within 14 days of the Lender notifying the Borrower or the Obligor (as a case may be) of such default and of such required action; provided however it shall not be an Event of Default if the Obligor commits any breach of or omits to observe any such obligations, undertaking or covenants if the Borrower has remedied such breach or omission within 14 days of the Lender notifying the Borrower of such default and of such required action; or

  (c)
  any representation or warranty made or deemed to be made or repeated by or in respect of the Borrower and/or by or in respect of the Obligor in or pursuant to this Agreement or in any notice, certificate or statement referred to in or delivered under this Agreement is or proves to have been incorrect in any material respect; or

  (d)
  any Financial Indebtedness in excess of CDN 500,000 (or countervalue) of the Borrower is not paid when due or becomes due and payable or any creditor of the Borrower becomes entitled to declare any such Financial Indebtedness due and payable prior to the date when it would otherwise have become due or any guarantee or indemnity given by the Borrower in respect of Financial Indebtedness is not honoured when due and called upon; or

  (e)
  any consent, authorisation, license or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Borrower to authorise, or required by the Borrower in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by the Borrower of its obligations under this Agreement is not granted or is revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect, unless such Event of Default is remedied within thirty (30) days of the Borrower becoming aware of same; or

  (f)
  a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertaking(s), assets, rights or revenues of the Borrower and is not discharged within seven days or is being contested actively and diligently by the Borrower in good faith by appropriate and timely proceedings; or

  (g)
  the Borrower stops or suspends payment of its debts or is unable or admits inability to pay its debts as they fall due or commences negotiations with one or more of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or proposes or enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors or proceedings are commenced in relation to the Borrower under any law, regulation or procedure relating to reconstruction or readjustment of debts; or

  (h)
  the Borrower or any creditor of the Borrower takes any action or any legal proceedings are started or other steps taken for (i) the Borrower to be adjudicated or found bankrupt or insolvent, (ii) the winding-up or dissolution of the Borrower or (iii) the appointment of a liquidator, administrator, trustee, receiver or similar officer of the Borrower or the whole or any part of its respective undertaking(s), assets, rights or revenues; or

  (i)
  any event occurs or proceeding is taken with respect to the Borrower in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Clause 15.1(f), (g) or (h); or

  (j)
  the Borrower suspends or ceases to carry on its business; or

  (k)
  all or a material part of the undertaking(s), assets, rights or revenues of, or shares or other ownership interests in, the Borrower are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

  (l)
  it becomes unlawful at any time for the Borrower and/or for the Obligor to perform all or any of its obligations under this Agreement (or in case of the Obligor under the Acknowledgement Notice); or

  (m)
  the Borrower repudiates this Agreement or does or causes or permits to be done any act or thing evidencing an intention to repudiate this Agreement; or

  (n)
  Magna Entertainment Corp. ceases to own directly or indirectly 51% of the issued and voting share capital of the Borrower; or

  (o)
  the Borrower fails to make the offer to reimburse in accordance with Subsections 7.1(b) and 7.2(b) of this Agreement when required thereunder.

15.2 Consequences of an Event of Default

        If an Event of Default occurs, the Lender may by notice to the Borrower

  (a)
  cancel the Facility and/or

  (b)
  demand immediate repayment of all amounts outstanding under this Agreement together with accrued interest and all other sums payable thereunder and/or

  (c)
  take such other actions as the Lender may in its absolute discretion decide to take in order to collect the Borrower's obligations under this Agreement.

        In the case of a demand for repayment the Borrower agrees to pay the Lender in accordance with the notice.

16.   COSTS, EXPENSES AND INDEMNITY

16.1 Transaction costs and expenses

        The Borrower shall on the Lender's first demand:

  (a)
  indemnify the Lender for all costs, charges and expenses (including value added tax thereon) (including the costs of the Lender's Canadian lawyer) incurred by the Lender in or in connection with the negotiation, preparation and execution of this Agreement and of any amendment or extension of or the granting of any waiver or consent under this Agreement; and

  (b)
  reimburse the Lender on demand for such legal costs or expenses (including value added tax thereon) reasonably incurred by the Lender in the enforcement of, or preservation of any rights under, this Agreement, any security, or otherwise in respect of the moneys owing under this Agreement together with interest at the rate referred to in Clause 4.3 (Default Interest) from the date on which such expenses were incurred to the date of payment (as well after as before judgement); and

  (c)
  pay any and all taxes, stamp and other duties to which the transactions hereunder may be subject or give rise and indemnify the Lender against any and all liabilities with respect to or resulting from any delay or omission on the part of the Borrower to pay any such taxes or duties.

16.2 Stamp and duties

        The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Lender imposed on or in connection with this Agreement and any security under this Agreement) and shall indemnify the Lender against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

16.3 Currency indemnity

        If any amount payable by the Borrower under this Agreement or by the Obligor under the Acknowledgement Notice) has been received by the Lender in other currency than CDN and the amount produced by converting such currency into CDN is less than the relevant CDN amount, then respectively the Borrower shall as an independent obligation indemnify the Lender for any deficiency and loss sustained as a result of such conversion. Any conversion shall be made at such prevailing rate of exchange, on such date and in such market as is determined by the Lender.

16.4 Other indemnities

  (a)
  The Borrower shall on demand indemnify the Lender, without prejudice to any of their other rights under this Agreement, against any loss or expense which the Lender shall certify as sustained or incurred by it as a consequence of (i) any default in payment by the Borrower of any sum under this Agreement when due, (ii) the occurrence of any Event of Default.

  (b)
  The Borrower shall fully indemnify the Lender from and against any expense, loss, damage or liability (as to which amount the certificate of the Lender shall in the absence of manifest error be conclusive) which the Lender may incur as a consequence of any prepayment made in accordance with Clause 6 (Voluntary Prepayment) or Clause 7.1 (Early Expiry of the Contract) including without limitation any amount which a Lender is obliged to pay in the relevant Money Market and the relevant Swap Market as a compensation for early termination of the CDN deposit and the CDN interest rate swap.

17.   SET-OFF

        The Borrower authorises the Lender to apply any credit balance to which the Borrower is then entitled on any account of the Borrower with the Lender at any of its respective branches in or towards satisfaction of any sum then due and payable from the Borrower to the Lender under this Agreement. For this purpose the Lender is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. The Lender shall not be obliged to exercise any right given to it by this Clause 17. The Lender shall notify the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

18.   NOTICES

18.1 Communications in writing

        Every notice, request, demand or other communication under this Agreement shall:

  (a)
  be in writing (which expression shall, for the avoidance of doubt, include fax) delivered personally, by prepaid letter or by fax;

  (b)
  be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter when delivered personally, in the case of a fax, when actually received by the recipient; and

  (c)
  be sent:

(i)	to the Borrower at:
	address:	337 Magna Drive
Aurora, ON L4G 7K1, Canada
	phone:	+905 726 7493
	fax:	+905 726 2585
	attention:	+Blake Tohana

(ii)	to the Lender at:
	credit matters:	8817 Internationale Export- und
Handelsfinanzierung
	address:	Am Hof 2
A-1010 Wien; Austria
	phone:	+43 (0) 5 05 05 / 50321
	fax:	+43 (0) 5 05 05 / 50399
	attention:	Ms. Anita Filaus

    or to such other address or fax number as is notified by one party hereof to the other.

18.2 English language

        All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement shall be in the English or German language or shall be accompanied by a certified English or German translation upon which the Lender shall be entitled to rely.

19.   ASSIGNMENT

19.1 Successors

        This Agreement shall be binding upon, and inure for the benefit of, the Lender and the Borrower and their respective successors and assignees, if any.

19.2 No Assignment by Borrower

        The Borrower shall not assign its rights or transfer its obligations under this Agreement and under the Contract without the prior written consent of the Lender. Notwithstanding the foregoing, the Borrower may assign its rights under this Agreement to an affiliate.

19.3 Assignment by Lender

  (a)
  The Lender shall be entitled to assign its rights or obligations under this Agreement to another bank or financial institution, provided however, that such assignment will be at the Lender's own expense and that such assignment will not result in any increased cost to the Borrower or Obligor. For greater certainty, the Borrower and the Obligor shall not be responsible for: (a) the costs of any stamp or similar duties arising from such an assignment; (b) any increase in liability for taxes under Clause 9.4 (Taxes) compared to such liability payable to the original Lender; or (c) any liability for taxes paid or payable by the Lender or assignee by virtue of an assignment described hereunder. Any assignment under this Clause 19.3 may be made without the prior written consent of the Borrower and Obligor, however the Lender shall provide notice of any such assignment to both the Borrower and the Obligor.

  (b)
  If the Lender assigns all or any part of its rights or transfers all or any part of its rights, benefits and obligations as provided in Clause 19.3 (a) all relevant references in this Agreement to the Lender shall thereafter be construed as a reference to such bank or financial institutions and/or its assignee or transferee (as the case may be) to the extent of their respective interests.

20.   PARTIAL INVALIDITY

        If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby and the parties shall replace such illegal, invalid or unenforceable provision with a legal, valid and enforceable one which reflects the intended commercial effect of the illegal, invalid or unenforceable as close as possible.

21.   DISCLOSURE

        The Borrower herewith agrees that the Lender is entitled to submit in a way, which is usual by banks, all information, which the Lender receives in connection with this Agreement or the Lender's business relation with the Borrower — especially in the interest of a reasonable protection of creditors — to banks, common institutions of banks or preferred organisations for the protection of creditors.

        The Borrower herewith further agrees that the Lender is entitled to give information resulting from this Agreement or the Lender's business relation with the Borrower to the following persons or companies:

  (a)
  any member of the Bayerische Hypo- und Vereinsbank Aktiengesellschaft group of companies (especially, but not limited to, to Bayerische Hypo- und Vereinsbank Aktiengesellschaft and Creditanstalt AG),

  (b)
  a prospective assignee or transferee or to any other person or company who may propose entering into contractual relations with the Lender in relation to this Agreement,

  (c)
  any other person, authority or entity, to whom the Lender is required to disclose any such information pursuant to any law or order of any court or other tribunal or regulatory body with whose instructions the Lender has to comply.

22.   GOVERNING LAW

22.1 Applicable Law

        This Agreement and all legal relations based thereon shall be governed by Austrian Law.

22.2 General Business Conditions

        Unless otherwise agreed herein, the General Terms and Conditions of Bank Austria Creditanstalt AG May 2003 version and set forth in Annex 5 to this Agreement, are an integral part of this Agreement.

23.   JURISDICTION

  (a)
  All disputes arising in connection with this Agreement or related to its violation, termination or nullity shall be finally settled under the Rules of Arbitration and Conciliation of the International Arbitral Centre of the Austrian Federal Economic Chamber in Vienna (Wirtschaftkammer Österreich) by three arbitrators appointed in accordance with these rules.

  (b)
  The place of arbitration shall be Vienna. The language of arbitration shall be English.

  (c)
  The arbitral award shall determine the liability of the parties as to the costs incurred by the parties.

  (d)
  The arbitrators shall make every effort to conduct the proceedings and to prepare their award in such a way as to render the award enforceable at law.

  (e)
  Judgement upon the award may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

  (f)
  Notwithstanding the present agreement to arbitrate the Lender shall be free at its own discretion at any moment to apply to any competent judicial authority for interim or conservatory measures and the Lender shall have the right to take proceedings against the Borrower in any other court of competent jurisdiction.

  (g)
  Should the Lender bring up any legal actions (including suit, arbitration, attachment, execution or any other enforcement or conservatory measure) against the Borrower in relation to any matter arising under this Agreement, the Borrower herewith waives any right of immunity, which the Borrower might have.

24.   MISCELLANEOUS

24.1 No Waiver

        No failure or delay on the part of the Lender to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

24.2 Amendments

        This Agreement may not be varied, amended or modified except by an instrument in writing signed by all parties.

24.2 Counterparts

        This Agreement may be executed in any number of counterparts and by separate parties in different counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement the date first written above.

MEC Holdings (Canada) Inc.

as Borrower

Name: Title:	Name: Title:

Bank Austria Creditanstalt AG

as Lender

Name: Title:	Name: Title:

Annex 1

Form of Drawdown Notice

To: Bank Austria Creditanstalt AG 8817 Internationale Export- und Handelsfinanzierung Am Hof 2 A-1010 Wien; Austria Attention Ms. Anita Filaus
Date 2005

Re.: Loan Agreement dated as of April 5, 2005

We refer to the above Loan Agreement ("Agreement") and hereby give you irrevocable notice pursuant to Clause 3.1 of the Agreement that we wish to borrow an Advance on the following terms:

(i)	Drawdown Date:

(ii)	CDN 20.513.900,00.
The funds should be credited to

We confirm that:
(i)	no event or circumstances has occurred and is continuing which constitutes an Event of Default or a Potential Event of Default;
(ii)	the representations contained in Clauses 13.1 of the Agreement are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date.

Words and expressions defined in the Agreement shall have the same meanings where used herein.

For and on behalf of

MEC Holdings (Canada) Inc.

ANNEX 2

Conditions precedent documents

1.
a copy of the Contract and the security documents (if any);

2.
a copy of the certificate of status issued in respect of the Borrower pursuant to the Business Corporations Act (Ontario);

3.
a copy of the certificate of a senior office of the Borrower enclosing the following:

(i)
a copy of all consents and approvals required by laws of the Province of Ontario, Canada (if any) to enter by the Borrower into this Agreement;

(ii)
a copy of the written resolution or minutes of the meeting of the board of the Borrower authorising the Borrower to enter into this Agreement;

(iii)
specimen signatures of the person or the persons authorised to sign this Agreement and notices (including without limitation the Drawdown Notice), certified by a Canadian public notary;

4.
a copy, certified as a true copy by or on behalf of the Borrower, of each such law, decree, consent, license, approval, registration, permission or other necessary document, as is in the reasonable opinion of the Lender necessary to render the Contract legally valid, binding and enforceable and to enable the Borrower to perform its respective obligations thereunder;

5.
any other documents which in the reasonable opinion of the Lender are necessary for the completion of the assignment of the Receivables;

6.
a legal opinion from the Borrower's Canadian counsel, satisfactory to the Lender in form and substance, issued by Borrower's Canadian counsel confirming, inter alia, that:

(i)
the Contract creates legally valid claims of the Borrower against the Obligor in the principal amount (in Relevant Years) of CDN 30,000,000 and that such claims exist, are valid, binding, enforceable and payable under Ontario law; and

(ii)
under Ontario law, this Agreement creates a legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms; and

(iii)
under Ontario law, this Agreement creates a valid security interest in favour of the Lender in the Receivables; and

(iv)
specifying the reasons under Ontario law under which the Obligor may be entitled to stop or reduce payment of the Receivables or to suspend or terminate the Contract; and

7.
a legal opinion from the Obligor's Canadian counsel, satisfactory to the Lender in form and substance, issued by Borrower's Canadian counsel referring to the Acknowledgement Notice and confirming, inter alia, that under Ontario law, the Acknowledgement Notice creates a legal, valid and binding obligations of the Obligor, enforceable in accordance with its terms; and

8.
an evidence, that the financing statement of the Borrower has been registered on behalf of the Lender in the Personal Property Security Registration System of the Province of Ontario for a period of 12 years (a copy of the verification statement evidencing such registration shall be attached); and

9.
a duly executed Acknowledgement Notice.

ANNEX 3

Permitted Encumbrances

        The following Encumbrances shall be regarded as Permitted Encumbrances:

  (i)
  any Encumbrance arising by operation of law in the ordinary course of business and securing amounts not more than 90 days overdue or is being contested in good faith by appropriate proceedings;

  (ii)
  Encumbrances in existence on the date hereof and notified to the Lender provided that the amounts secured thereby are not hereafter increased or their maturity extended without the Lender's consent;

  (iii)
  Encumbrances created by the Borrower over assets acquired by it after the date hereof, where such Encumbrance secures only the purchase price of such asset or Financial Indebtedness raised to pay such price, provided that in any such case the principal amount secured does not exceed the market value of such asset at the date of acquisition;

  (iv)
  Encumbrances arising in connection with litigation being contested in good faith by appropriate proceedings;

  (v)
  Encumbrances for Taxes payable by the Lessee either not yet due or being contested in good faith by appropriate proceedings;

  (vi)
  Encumbrances arising out of judgements or awards against the Borrower with respect to which an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings and with respect to which there shall have been secured a stay of execution pending such appeal or review;

  (vii)
  Encumbrances arising under this Agreement;

  (viii)
  any other Encumbrances securing in aggregate not more than CDN 10.000.000,00 (ten million);

provided that the aggregate amount secured by all such Encumbrances as are referred to in paragraphs (ii) to (viii) (inclusive) above shall not at any time exceed an amount equal to 10 (ten) per cent. of the total assets of the Borrower (as shown in the then latest unaudited accounts of the Borrower).

ANNEX 4

Form of Acknowledgement Notice

To:
 Bank Austria Creditanstalt AG
8817 Internationale Export- und Handelsfinanzierung
Am Hof 2
A-1010 Wien; Austria
Attention Ms. Anita Filaus

Date                              2005

        Re.: Loan Agreement for CDN 20.513.900,00 dated as of April 5, 2005 between MEC Holdings (Canada) Inc. as borrower and Bank Austria Creditanstalt AG as Lender (the "Loan Agreement").

Dear Sirs,

1.
We confirm receipt of a notice of assignment made by the Borrower under Clause 12.1 (Assignment) of the Loan Agreement. Capitalized terms not defined herein shall have the same meaning as ascribed thereto in the Loan Agreement.

2.
We hereby accept the assignment referred to in Clause 12.1 (Assignment) of the Loan Agreement.

3.
We confirm that we have not been notified of any other assignment relating to the Receivables.

4.
We hereby undertake to pay each Annual Fee in respect of the Relevant Years, in full, without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings by not later than 11 a.m. (local time in the place of payment) on or before the respective Repayment Dates to the Payment Account or such other account as the Lender may have notified us of in writing; provided however, that we shall be entitled to set-off, counterclaim for, retain, restrict, reserve, withhold and/or deduct any amounts attributable to the non-performance, improper performance or default by Borrower under the terms of the Contract.

5.
We further undertake (a) not to breach any provision of the Contract materially affecting the rights of the Bank to collect the Receivables, and (b) not to transfer our obligations under this Acknowledgement Notice without the prior written consent of the Lender (such consent not to be unreasonably withheld). Notwithstanding the foregoing, we may assign our rights under this Acknowledgement Notice to an affiliate

6.
We represent and warrant to you that:

(a)
we have the power to execute, deliver and perform our obligations under this Acknowledgement Notice and any other documents connected with the performance of this Acknowledgement Notice; all necessary action has been taken by us to authorise the execution, delivery and performance of this Acknowledgement Notice and any other documents connected with the performance of this Acknowledgement Notice; and no limitation on our powers will be exceeded as a result of transactions under this Acknowledgement Notice or any other documents connected with the performance of this Acknowledgement Notice;

  (b)
  this Acknowledgement Notice constitutes our valid and legally binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganisation, moratorium, and similar laws affecting legal entities' rights generally, and to general equitable principles;

  (c)
  the execution, delivery and performance of this Acknowledgement Notice by us will not (i) contravene any existing law, regulation or authorisation to which we are subject, (ii) result in any breach of, or default under, any agreement or other instrument to which we are a party or are subject, or (iii) contravene any provision of our Articles of Incorporation, By-laws or other constituent documents;

  (d)
  every consent for, authorisation of or registration with governmental or public bodies or courts required by us in connection with the execution, delivery performance, validity, enforceability or admissibility in evidence of this Acknowledgement Notice and any other documents connected with the performance of this Acknowledgement Notice has been obtained or made and is in full force and effect and there has been no default by us in the observance of any conditions imposed in connection therewith; and

  (e)
  there are no actions, proceedings or claims pending or to the best of our knowledge threatened, the adverse determination of which might have a materially adverse effect on our ability to perform our obligations under, or affect the validity or enforceability of the this Acknowledgement Notice.

        The warranties and representations in this Acknowledgement Notice are made on the date stated above and shall remain true in all material respects until the Bank has received full repayment of the Receivables by reference to the facts and circumstances existing on the respective date they are made.

        No term or condition of this Acknowledgement Notice or the Loan Agreement (including the Terms and Conditions set forth in Annex 5 thereof) shall be deemed to amend, supplement, modify or otherwise affect the rights of first refusal of the Obligor contained in article 8 of the Contract.

        Your faithfully,

        Magna International Inc.

ANNEX 5

General Terms and Conditions of
Bank Austria Creditanstalt AG
May 2003

QuickLinks

Annex 1 Form of Drawdown Notice
ANNEX 2 Conditions precedent documents
ANNEX 3 Permitted Encumbrances
ANNEX 4 Form of Acknowledgement Notice
ANNEX 5 General Terms and Conditions of Bank Austria Creditanstalt AG May 2003